                                                                EXHIBIT 10.06.01

                                                             EXECUTION COPY
                                                             --------------

                            ASSET PURCHASE AGREEMENT
                            ------------------------

   This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of the 5TH day of June, 1996, is by and between Radio 94 of Phoenix Limited Partnership, a Maryland limited partnership ("Seller"), and Salem Media of Arizona, Inc., an Arizona corporation ("Buyer").


                                   RECITALS
                                   --------

   Seller is the licensee of and operates radio broadcast station KOOL(AM), Phoenix, Arizona (the "Station"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

   Seller and Buyer have agreed, subject to the prior approval of the FCC, that Seller will sell and Buyer will acquire certain of the assets associated solely with the operation of the Station on the terms and subject to the conditions set forth in this Agreement.

   Therefore, the parties agree as follows:

                                   ARTICLE 1
                             ASSETS TO BE CONVEYED
                             ---------------------

   1.1. CLOSING. Subject to Section 17.1 hereof and except as otherwise mutually agreed upon by Seller and Buyer, the closing of this transaction (the "Closing") shall take place on a date designated by Seller within five (5) business days after the last of the conditions specified in Sections 11.2 and
12.2 hereof has been fulfilled (or waived by the party entitled to waive such condition). The Closing shall be held at 10:00 a.m. in the offices of Leventhal, Senter & Lerman, 2000 K Street, N.W., Washington, D.C., or at such place as the parties may otherwise agree.

   1.2. STATION ASSETS. At the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, certain assets held by Seller and used solely in the operation of the Station (but excluding the assets specified in Section 1.3), as follows:

                  (a) all of Seller's rights in and to the licenses, permits and other authorizations issued to Seller by any governmental authority and associated solely with the operation of the Station, including the Station Licenses listed in Schedule
                                                       --------

              1.2(a), together with any additions thereto (including renewals or
              ------
              modifications of such licenses, permits and authorizations and applications therefor) between the date hereof and the Closing Date;

                  (b) all of Seller's right, title and interest in and to the leasehold interests and easements associated solely with the operation of the Station (the "Leases"), as listed in Schedule
                                                                    --------
              1.2(b); and
              ------

                  (c) the tangible personal property owned, leased or held by
              Seller and associated solely with the operation of the Station, specifically limited to items listed in Schedule 1.2(c), including
                                                      ---------------
              any warranties in effect relating thereto; and

                  (d) all of Seller's rights under and interest in any contracts entered into or acquired by Seller between the date hereof and the Closing Date that Seller offers to assign to Buyer and which are accepted in writing by Buyer (the "Contracts"); and

                  (e) true and complete copies of all of the files, logs,
              ledgers, reports of engineers and other consultants or independent contractors, pertaining to the Station Assets.

              The assets to be transferred to Buyer hereunder are hereinafter collectively referred to as the "Station Assets." The Station Assets shall be transferred to Buyer free and clear of any debts, liens, or encumbrances of any kind or nature except as to any obligation or liability of Seller that Buyer may expressly agree in writing to assume and except for Permitted Liens.

              1.3. EXCLUDED ASSETS. The Station Assets shall not include the following:

                  (a) Seller's books and records as pertain to the corporate organization, existence or capitalization of Seller, and duplicate copies of such records as are necessary to enable Seller to file tax returns and reports. Seller's files, records, books of account, computer programs and software relating to the operation of the Station except as set forth in Section 1.2(e) hereof, including, without limitation, payable records, receivable records, invoices, statements, traffic material, programming information and studies, news and advertising studies and consultants' reports, ratings reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports, budgets, financial reports and projections, sales, operating and business plans; and

                  (b) all cash, cash equivalents, accounts receivable (which shall be collected by Seller) and any assets of any kind or description used in connection
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                                       3

              with the Station that are also used or held for use in connection with Radio Station KOOL-FM, Phoenix, Arizona and the call letters "KOOL"; and

                  (c) all insurance policies, except for any rights that may be assigned pursuant to Article 20 hereof; and

                  (d) all pension, profit sharing or cash or deferred (Section
              401 (k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and all employment contracts or any rights or obligations relating thereto.

                  (e) all commitments, contracts and agreements not specifically assigned to and assumed by Buyer pursuant to Section 1.2(d), above.

                                  ARTICLE 2
                                PURCHASE PRICE
                                --------------

              2.1. PURCHASE PRICE. The total consideration to be paid by Buyer for the Station Assets (the "Purchase Price ") shall be Six Million Five Hundred Thousand Dollars ($6,500,000), as adjusted pursuant to Section 5.2.

              2.2. PAYMENT OF PURCHASE PRICE. The Purchase Price will be payable as follows:

              (a) Upon the execution of this Agreement, Buyer shall deposit the amount of Four Hundred Thousand Dollars ($400,000) (the "Escrow Deposit") with Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement, as set forth on Exhibit A. At the Closing, the Escrow Deposit shall be paid by Escrow Agent to Seller. If Closing does not occur, the Escrow Deposit shall either be delivered to Seller or returned to Buyer in accordance with this Agreement. All interest earned on the Escrow Deposit shall be paid by Escrow Agent to Buyer.

              (b) Six Million One Hundred Thousand Dollars ($6,100,000) shall be paid on the Closing Date by wire transfer of immediately available federal funds to a bank or other financial institution designated by Seller at least two (2) days prior to the Closing Date.

              2.3.  ALLOCATION. Buyer shall prepare an initial draft of IRS
Form 8594. Buyer shall forward such form to Seller for its approval, which shall not be unreasonably withheld, and Buyer and Seller shall each file the IRS Form 8594 finally agreed upon by the parties with their respective federal income tax return for the tax year in which the Closing occurs.
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                                       4

                                   ARTICLE 3
                           ASSUMPTION OF OBLIGATIONS
                           -------------------------

              3.1. ASSUMPTION OF OBLIGATIONS. Subject to the provisions of this Article 3 and Article 5 of this Agreement, Buyer shall assume and undertake to pay, satisfy or discharge: (a) the liabilities, obligations and commitments of Seller arising or accruing after the Closing Date under the Leases listed in Schedule 1.2(b); and (b) the liabilities, obligations and commitments of
   ---------------
Seller arising or accruing after the Closing Date under other leases and any Contracts entered into between the date of this Agreement and the Closing Date which Buyer expressly agrees in writing to assume.

              3.2. LIMITATION. Except as set forth in Section 3.1 hereof, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Seller of any nature whatsoever.

                                   ARTICLE 4
                               REQUIRED CONSENTS
                               -----------------

             4.1. FCC APPLICATION. The assignment of the Station Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. No later than five (5) business days after the date of this Agreement, Buyer and Seller shall file the FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC Application as expeditiously as practicable and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Consent and a Final Order with respect thereto may be obtained as soon as practicable; provided, however, that neither Seller nor Buyer shall have any obligation to satisfy any complainant or the FCC by taking any steps which would have a material adverse effect upon Seller or Buyer or upon any affiliated entity, but neither the expense nor inconvenience to a party of defending against a complainant or an inquiry by the FCC shall be considered a material adverse effect on such party. If the FCC Application has been designated for hearing by the FCC, either Buyer or Seller may elect to terminate this Agreement pursuant to Article 17 hereof. Buyer and Seller covenant that neither of them shall knowingly take any action that such party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Consent or materially and adversely affect or materially delay the FCC Consent becoming a Final Order, unless such action is requested by the FCC or its staff or is required by the FCC's rules or policies. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay the FCC Consent from becoming a Final
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                                       5

Order, or which would result in the imposition of a Material Adverse Condition, such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC Consent and the Final Order without the imposition of a Material Adverse Condition so long as such steps would not have a material adverse effect upon Seller or Buyer or any affiliated entity.

            4.2. OTHER GOVERNMENTAL CONSENTS. Promptly following the execution of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

                                  ARTICLE 5
                                  PRORATIONS
                                  ----------

            5.1. PRORATION OF EXPENSES. All expenses arising from the conduct of the operation of the Station shall be prorated between Buyer and Seller as of the Effective Time in accordance with GAAP. Such prorations shall be based upon the principle that Seller shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Station until the Effective Time, and Buyer shall be responsible for such liabilities and obligations incurred by Buyer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, utility expenses, rents and similar prepaid and deferred items, except taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which shall be paid in accordance with Section
14.2. To the extent not known, real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained. All income derived from the sale of advertising time on the Station prior to the Closing shall be for the benefit of and shall be collected by Seller.

           5.2. PAYMENT OF PRORATION ITEMS. Three (3) business days prior to Closing, Seller shall deliver to Buyer a preliminary list of all items to be prorated pursuant to Section 5.1 (the "Preliminary Proration Schedule"), and, to the extent feasible, such prorations shall be credited against or added to the Purchase Price at Closing. To the extent that all prorations and adjustments are not resolved at Closing, Seller shall deliver to Buyer a schedule of such additional prorations and adjustments (the "Proration Schedule") no later than forty-five (45) days after the Closing Date. The Proration Schedule shall be conclusive and binding upon Buyer unless Buyer provides Seller with written notice of objection (the "Notice of Disagreement") within twenty (20) days after Buyer's receipt of the Proration Schedule, which notice shall state
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                                       6

the prorations of expenses proposed by Buyer (the "Buyer's Proration Amount"). Seller shall have twenty (20) days from receipt of a Notice of Disagreement to accept or reject Buyer's Proration Amount. If Seller rejects Buyer's Proration Amount, and the amount in dispute exceeds five thousand dollars ($5,000), the dispute shall be submitted within ten (10) days to the Phoenix, Arizona office of Deloitte & Touche (the "Referee") for resolution, such resolution to be made within twenty (20) days after submission to the Referee and to be final, conclusive and binding on Seller and Buyer. The cost and expenses of the Referee shall be proportionately allocated between Buyer and Seller based on the percentage of the disputed amount allocated by the Referee to Buyer and Seller, respectively, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than five thousand dollars ($5,000), such amount shall be divided equally between Buyer and Seller. Payment by Buyer or Seller, as the case may be, of the proration amounts determined pursuant to this Section 5.2 shall be due ten (10) days after the last to occur of (i) Buyer's acceptance of the Proration Schedule or failure to give Seller a timely Notice of Disagreement; (ii) Seller's acceptance of Buyer's Proration Amount or failure to reject Buyer's Proration Amount within ten (10) days of receipt of a Notice of Disagreement; (iii) Seller's rejection of Buyer's Proration Amount in the event the amount in dispute equals or is less than five thousand dollars ($5,000); and (iv) notice to Seller and Buyer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds five thousand dollars ($5,000). Any payment required by Seller to Buyer or by Buyer to Seller, as the case may be, under this Section 5.2 shall be paid by wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Seller in the Proration Schedule or by Buyer in the Notice of Disagreement (or by separate notice in the event that Buyer does not send a Notice of Disagreement). If either Buyer or Seller fails to pay when due any amount under this Section 5.2, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percent (2%), and such interest shall be payable upon demand.

           5.3 Nothing in this Article 5 shall in any way limit Buyer or Seller from seeking any remedy from the other party for breach of any provision of this Agreement or indemnification pursuant to Article 16.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

            Buyer represents and warrants to Seller as follows:

            6.1. ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.
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                                       7

            6.2. AUTHORIZATION AND BINDING OBLIGATION. Buyer has all necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

           6.3. FCC QUALIFICATIONS. There are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Buyer as assignee of the Station Licenses, and Buyer is able to certify on FCC Form 314 to its financial qualifications.

           6.4. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in Article 4 with respect to FCC and other governmental consents or as disclosed on Schedule 6.4, the execution, delivery and
                            ------------
performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer: (a) do and will not require the consent of any third party; (b) do and will not violate any provisions of Buyer's articles of incorporation or bylaws; (c) do and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which any Buyer is a party; and (d) do and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or permit to which Buyer is now subject.

          6.5. ABSENCE OF LITIGATION. There is no claim, litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer which seeks to enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

          6.6. FINANCIAL QUALIFICATION. Buyer is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.

                                   ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          Seller represents and warrants to Buyer as follows:

          7.1. ORGANIZATION AND STANDING. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland, and has all
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                                       8

necessary power and authority to own, lease and operate the Station Assets and to carry on the business of the Station as now being conducted and as proposed to be conducted by Seller between the date hereof and the Closing Date.

          7.2. AUTHORIZATION AND BINDING OBLIGATION. Seller has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

          7.3. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth in Article 4 with respect to FCC and other governmental consents and except as set forth on Schedule 7.3, the execution, delivery and
                           -------------
performance of this Agreement and the consummation of the transactions contemplated hereby by Seller (a) do not and will not require the consent of any third party; (b) do not and will not violate any provisions of Seller's limited partnership agreement (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller is a party or by which it or the Station Assets are bound; (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any Lease, agreement, instrument, license or permit to which either Seller or the Station Assets are now subject; and (e) do not and will not result in the creation of any lien, charge or encumbrance on any of the Station Assets.

          7.4.    FCC AUTHORIZATIONS.

   (a) Schedule 1.2(a) contains a true and complete list of the Station
       ---------------
Licenses, including their expiration dates. Seller has delivered to Buyer true and complete copies of the Station Licenses, including any and all amendments and other modifications thereto. The Station Licenses and other licenses, permits and authorizations listed in Schedule 1.2(a) are (i) validly held by
                                     ---------------
Seller, and are in full force and effect, and except as disclosed in Schedule
                                                                     --------
1.2(a), to Seller's knowledge none is subject to any restriction or condition
-------
which would limit in any respect the full operation of the Station as now operated and (ii) constitute all the licenses and authorizations issued by the FCC to Seller that are utilized solely in connection with the current operation of the Station. Seller has no knowledge of any condition imposed by the FCC as part of any Station License which is neither set forth on the face thereof as issued by the FCC nor contained in the FCC's rules applicable generally to stations of the type, nature, class or location of the Station. Except as disclosed on Schedule 1.2(a), the Station is being operated at full authorized power, in material compliance with the terms and conditions of the Station Licenses applicable to it and in material compliance with all rules and regulations of the FCC. Seller has no reason to believe that the FCC will not renew the Station Licenses in the ordinary course.

   (b) Except as disclosed in Schedule 1.2(a), there are no applications,
                              ---------------
complaints or proceedings pending or, to the best of Seller's knowledge, threatened before the FCC relating to the operation of the Station or that may result in the revocation, modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending application or the imposition of any fines, forfeitures, or other administrative actions by the FCC with respect to the Station or its operation other than proceedings affecting the broadcasting industry generally. Except as disclosed in Schedule 1.2(a), Seller is not
                                           ---------------
subject to any outstanding judgment or order of the FCC relating to the Station. To Seller's knowledge, the Station is being operated in all material respects in accordance with the terms and conditions of the Station Licenses, the underlying construction permits, the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC.

   (c) To the knowledge of Seller, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Seller as the assignor of the Station Licenses.

   (d) Seller has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Station, and all such reports, applications and documents are complete and correct in all material respects. The "Public Inspection File" of the Station is complete and in substantial and material compliance with Section 73.3526 of the Rules and Regulations.

         7.5.    CONDITION OF LEASED REAL PROPERTY.

         Schedule 1.2(b) contains descriptions of all of Seller's leasehold
         ---------------
interests with respect to real property associated solely with Seller's operation of the Station (the "Real Property"). All of the Real Property is in good condition and repair consistent with its current use and available for use in the operations of the Station. The improvements on the Real Property owned or leased by Seller are in good working condition and repair and adequate for their intended use.

         Seller has not received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement affecting such Real Property or improvements thereon, or of the need for any material repair, remedy, construction, alteration or installation with respect to the Real

Property or improvements thereon, or any change in the means or methods of conducting operations thereon.

   The Leases listed on Schedule 1.2(b) constitute valid and binding obligations
                        ----------------
of Seller and, to Seller's knowledge, of all other parties thereto, and are in full force and effect as of the date hereof. Except as disclosed on Schedule
                                                                    --------
1.2(b), Seller is not in default under any of the Leases and to Seller's
-------
knowledge, the other parties to such Leases are not in default thereunder. Seller has not received or given written notice of any default thereunder from or to any of the other parties thereto. Except as disclosed on Schedule 1.2(b),
                                                               ---------------
Seller has all requisite power and authority to assign its rights under the Leases to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability or continuity of any such Leases.

         7.6.    TITLE TO AND CONDITION OF PERSONAL PROPERTY. Schedule 1.2(c),
                                                              ----------------
contains a list of the principal items (and a summary description of the other items) of tangible personal property owned, leased or held by Seller and associated solely with the operation of the Station ("Personal Property") which is complete and correct in all material respects. Except as described in
Schedule 1.2(c), Seller has good and marketable title to all Personal Property
----------------
free and clear of all Liens (except for Permitted Liens) including the right to transfer same. Except as described in Schedule 1.2(c), to Seller's knowledge all
                                      ----------------
of the items of tangible personal property and facilities included in the Station Assets are in good operating condition and repair (reasonable wear and tear excepted), are insurable at standard rates, have been properly maintained in accordance with industry standards, are performing satisfactorily and in accordance with standards of good engineering practice, comply in all material respects with applicable rules and regulations of the FCC and the terms of the Station Licenses and are available for immediate use in the operation of the Station. Seller has no knowledge of any defect in the condition or operation of any item of Personal Property which is reasonably likely to have a material adverse effect on the operation of the Station.

          7.7. CONTRACTS. The Contracts, if any, will constitute valid and binding obligations of Seller and, to Seller's knowledge, of all other parties thereto, will be in full force and effect as of the Closing Date. Seller will not be in default under any of the Contracts and to Seller's knowledge, the other parties to such Contracts will not be in default thereunder. Should there be any Contracts, Seller will have all requisite power and authority to assign its rights under the Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability or continuity of any such Contracts.

          7.8. LITIGATION. Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree affecting the Station. Except as disclosed on Schedule 7.8, there is no claim, litigation, proceeding
                       ------------
or investigation pending or, to the best of Seller's
knowledge, threatened against the Station in any federal, state or local court, or before any administrative agency, arbitrator or other tribunal authorized to resolve disputes. Except as disclosed on Schedule 7.8, there is no claim,
                                         ------------
litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller, which might have a material adverse effect upon the assets or condition of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Station Assets or the operation of the Station.

         7.9. COMPLIANCE WITH LAWS. To Seller's knowledge, Seller has operated and is operating in material compliance with all laws, regulations and governmental orders applicable to the operation of the Station, and its present use of the Station Assets does not violate any such laws, regulations or orders in any material respect. Seller has not received any notice asserting any noncompliance with any applicable statute, role or regulation, in connection with the operation of the Station.

        7.10. ENVIRONMENTAL MATTERS; OSHA. Except to the extent disclosed in the Phase I Environmental Site Assessment Update, Pinnacle Peak AM Tower Site, 3701 East Pinnacle Peak Road, Phoenix, AZ, prepared for Compass Radio Group, Inc. by Dames & Moore, dated September 1, 1995, a copy of which has been provided to Buyer, to Seller's actual knowledge, during the period of Seller's ownership of the Station: (a) No Hazardous Materials (i) are or have been used, treated, stored, disposed of, released, spilled, generated, manufactured, transported or otherwise handled on the Real Property, (ii) have been spilled, released or disposed of on property adjacent to the Real Property, or (iii) have otherwise come to be located on or under the Real Property; (b) the Real Property and all operations on the Real Property are in material compliance with all Environmental Laws; (c) Seller has obtained all environmental, health and safety permits necessary for the operation of the Station, and all such permits are in full force and effect, and Seller is in compliance with the terms and conditions of all such permits; (d) there are no underground storage tanks, whether in use or closed, on or under the Real Property, and no PCB is present on the Real Property or used in the Personal Property; and (e) Seller is in material compliance with OSHA Laws. Seller has not received any notice, and is not aware, of any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by Seller or any tenants of Seller. The term "actual knowledge," as used in this
Section 7.10, shall mean the knowledge and awareness of Seller's principals, after inquiry of the Station's general manager and chief engineer.

          7.11 FILING OF TAX RETURNS. Seller has filed all Federal, State and local tax returns which are required to be filed, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due.

          7.12 ABSENCE OF INSOLVENCY. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Station Assets, are pending or, to the best knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

          7.13 INSURANCE. There is now in full force and effect with reputable insurance companies fire and extended coverage insurance with respect to all material tangible Station Assets and public liability insurance, all in commercially reasonable amounts.

                                   ARTICLE 8
                               COVENANTS OF BUYER
                               ------------------

          8.1. NOTIFICATION. Buyer shall notify Seller of any material litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use reasonable efforts to remove any such impediment to the transactions contemplated by this Agreement.

          8.2. NO INCONSISTENT ACTION. Buyer shall not take any action materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

          8.3. RIGHT OF FIRST REFUSAL. At the Closing, Buyer shall execute and deliver, the Right of First Refusal Agreement in the form of Exhibit B.
                                                                 ---------

          8.4. NON-COMPETITION AGREEMENT. At the Closing, Buyer shall execute and deliver to Seller the Non-competition Agreement in the form of Exhibit C.
                                                                   ---------

          8.5. REQUEST FOR CALL SIGN CHANGE. Prior to Closing, Buyer shall file an application with the FCC requesting a change to the call sign of the Station to be effective upon the consummation of the transactions contemplated hereby.

                                   ARTICLE 9
                              COVENANTS OF SELLER
                              -------------------

          9.1. INTERIM OPERATION. Between the date of this Agreement and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of Buyer:

                  (a) Seller shall conduct the technical operation of the Station solely in the ordinary and normal course of operation consistent with past practice, including continuation of the current broadcast hours of the Station and the carriage of programming during such hours, except that Seller shall be permitted to take steps which encourage the Station's listeners to listen to the Station's programming on Station KOOL-FM;

                  (b) Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except where no longer used or useful in the operation of the Station;

                  (c) Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Station Assets, except for those in existence on the date of this Agreement, all of which will be removed on or prior to the Closing Date unless they are to be assumed by Buyer in accordance with Section 3.1 of this Agreement;

                  (d) Seller shall operate the Station in material compliance with the FCC's rules and regulations and the Station Licenses and with all other applicable laws, regulations, rules and orders;

                  (e) Seller shall comply in all material respects with the Leases;

                  (f) Seller shall promptly notify Buyer of any material default by, or claim of default against, any party under any of the Leases which are material, individually or in the aggregate, to the operation of the Station, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Leases; and

                  (g) Seller shall maintain insurance policies on the Station and the Station Assets.

          9.2. NOTIFICATION. Seller shall notify Buyer of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Seller which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use its reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.

          9.3. THIRD-PARTY CONSENTS. Seller shall use commercially reasonable efforts to obtain the consent of any third party necessary for the assignment to Buyer of any Lease or Contract to be assigned hereunder; provided, however, that
                                                         --------  -------
Seller shall have no obligation to pay consideration to any third-party to obtain such consent, except as specifically provided in such Lease or Contract.

          9.4. CLOSING COVENANT. On the Closing Date, Seller shall transfer, convey, assign and deliver to Buyer the Station Assets as provided in Article 1 of this Agreement.

          9.5. PAYMENT OF INDEBTEDNESS; FINANCING STATEMENTS. Seller shall secure the release of all liens or encumbrances on the Station Assets that secure the payment of any indebtedness and shall deliver to Buyer at the Closing releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements filed against any Station Assets in (a) the jurisdictions in which the Station Assets are and have been located since such Station Assets were acquired by Seller, and (b) any other location specified or required by applicable federal, state or local statutes or regulations.

         9.6. NO INCONSISTENT ACTION. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

         9.7. ACCESS PRIOR TO THE CLOSING DATE. Prior to the Closing, Buyer and its representatives may make reasonable investigation of the Station Assets and Seller shall give to Buyer and it engineers, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to Seller's personnel that may provide information relating to the Station Assets; provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, (ii) each person shall, if requested by Seller, be accompanied by an officer or other representative of Seller; (iii) the investigations at the offices of Seller shall be reasonable in number and frequency, and (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Station or Seller. Seller shall furnish to Buyer during such period all documents and copies of documents and information concerning the Station Assets as Buyer may reasonably request.

           9.8. FCC REPORTS. Seller shall continue to file, on a current basis until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Station Assets.

                                   ARTICLE 10
                                JOINT COVENANTS
                                ---------------

           10.1. CONDITIONS. If any event should occur between the date hereof and the Closing, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party to consummate the transactions contemplated by this Agreement, the parties shall use their reasonable efforts to cure the event as expeditiously as possible.

           10.2. BEST EFFORTS. Between the date of this Agreement and the Closing, each party shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement.

           10.3. CONTROL OF STATION. Between the date of this Agreement and the Closing, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of Seller and, subject to the provisions of Article 9, shall be in its complete discretion.

                                   ARTICLE 11
              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
              ---------------------------------------------------

           The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

           11.1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

           (a) All representations and warranties of Seller made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

           (b) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to Closing Date shall have been complied with or performed.

          11.2. GOVERNMENTAL CONSENTS. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have become a Final Order without any Material Adverse Condition.

          11.3. GOVERNMENTAL AUTHORIZATIONS. Seller shall be the lawful holder of the Station Licenses and all other material licenses, permits and other authorizations listed in Schedule 1.2(a), and there shall not have been any
                         ---------------
modification of any of such licenses, permits and other authorizations which would have an adverse effect on the operation of the Station. No proceeding shall be pending which seeks or the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify adversely any of the Station Licenses or any other licenses, permits or other authorizations relating to the Station.

          11.4. THIRD-PARTY CONSENTS. Seller shall have obtained and shall have delivered to Buyer all third-party consents that may be required for assignment of the Leases and Contracts, without any condition adverse to Buyer, or shall have made arrangements for Buyer to receive the benefits of such Leases and Contracts.

          11.5. ADVERSE PROCEEDINGS. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

          11.6. DELIVERIES. Seller shall have made or stand willing to make all the deliveries required under Section 13.1.

          11.7. OPINION OF SELLER'S FCC COUNSEL. Buyer shall have received from Seller's FCC counsel an opinion, dated the Closing Date, in the form of Exhibit D hereto.

                                   ARTICLE 12
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
              ----------------------------------------------------

          The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          12.1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) All representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

         (b) All the terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

         12.2. GOVERNMENTAL CONSENTS. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have become a Final Order.

         12.3. ADVERSE PROCEEDINGS. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         12.4. DELIVERIES. Buyer shall have made or stand willing to make all the deliveries required under Section 13.2.

                                   ARTICLE 13
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING
                    ----------------------------------------

         13.1. DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver to Buyer the following:

               (a) a certificate signed by an officer of Seller's general partner, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 11.1 through 11.5 hereof;

               (b) instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, but not limited to, the following:

                       (i)   assignment of the Station Licenses;

                       (ii)  bill of sale for all Personal Property;

                       (iii) assignment of the Leases and Contracts; and

               (c) resolutions of the boards of directors and shareholders of Seller's general partner, authorizing the execution, delivery and performance of this Agreement, certified by the secretary of the Seller's general partner; and

                  (d) executed releases, in suitable form for filing and
              otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Station Assets as security for payment of loans and other obligations and of any other Liens; and

                     (e) such other documents as may reasonably be requested by
              Buyer's counsel.


         13.2. DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller the following:

                     (a) a certificate signed by an officer of Buyer, dated the
              Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions specified in Sections 12.1 through 12.3 hereof;

                     (b) immediately available wire-transferred federal funds as provided in Section 2.1;

                     (c) instruments, in form and substance reasonably
              satisfactory to Seller and its counsel, pursuant to which Buyer assumes obligations, liabilities and commitments as provided in
              Article 3;

                     (d) the Right of First Refusal and Non-competition
              Agreements in the form of Exhibits B and C;
                                        ----------     -

                     (e) a copy of the application filed with the FCC requesting a change to the call sign of the Station to be effective upon the consummation of the transactions contemplated hereby and the FCC's grant thereof; and,

                     (f) such other documents as may reasonably be requested by
              Seller's counsel.

                                   ARTICLE 14
                       FEES AND EXPENSES; TRANSFER TAXES
                       ---------------------------------

         14.1. GOVERNMENTAL FILING OR GRANT FEES. Any filing or grant fees imposed by any governmental authority, the consent of which is required for the transactions contemplated hereby, including all filing fees incurred pursuant to
Article 4, shall be borne equally by Buyer and Seller.

         14.2. TRANSFER TAXES. Any taxes arising by reason of the transfer of the Station Assets as contemplated hereby shall be borne by Buyer.

         14.3. EXPENSES. Each party hereto shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

                                   ARTICLE 15
                      BROKER'S COMMISSION OR FINDER'S FEE
                      -----------------------------------

         15.1. BUYER'S REPRESENTATION AND AGREEMENT TO INDEMNIFY. Buyer represents and warrants to Seller that neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Buyer.

         15.2. SELLER'S REPRESENTATION AND AGREEMENT TO INDEMNIFY. Seller represents and warrants to Buyer that, except for its agreement with Kalil & Co., Inc., neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor have they or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. Seller further agrees that it shall be solely responsible for the payment of any fee due to Kalil & Co., Inc. Seller further agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity based on any such arrangement or agreement made or alleged to have been made by Seller.

                                  ARTICLE 16
                                INDEMNIFICATION
                                ---------------

          16.1. INDEMNIFICATION BY SELLER. Notwithstanding the Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

          (a) Any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by

Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

          (b) Any and all obligations of Seller arising prior to the Effective Time and which are not assumed by Buyer pursuant to the terms of this Agreement;

          (c) Any and all losses, liabilities or damages resulting from the operation or ownership of the Station prior to the Effective Time, including but not limited to any and all liabilities arising under the Station Licenses or the Leases or the Contracts which relate to events occurring prior to the Effective Time;

          (d) Any and all losses, liabilities or damages resulting from the litigation listed on Schedule 7.7;
                     ------------

          (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof; and

          (f) Interest at the Prime Rate on any reimbursable expense or loss incurred by Buyer from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Seller.

         16.2. INDEMNIFICATION BY BUYER. Notwithstanding the Closing, Buyer hereby agrees to indemnify and hold the Seller harmless against and with respect to, and shall reimburse the Seller for:

          (a) Any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (b) Any and all obligations of Seller arising after the Effective Time and which are assumed by Buyer pursuant to the terms of this Agreement;

          (c) Any and all losses, liabilities or damages resulting from the operation or ownership of the Station by Buyer on and after the Effective Time, including but not limited to any and all liabilities arising under the Station Licenses, the Leases or the Contracts assigned to Buyer which relate to events occurring after the Effective Time;

          (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof; and

          (e) Interest at the Prime Rate on any reimbursable expense or loss incurred by Seller from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Buyer.

     16.3. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

          (a) The party seeking indemnification under this Article 16 (the "Claimant") shall give notice to the party from whom indemnification is sought (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within fifteen (15) business days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within thirty (30) business days after Claimant becomes, or should have become, aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor except to the extent that Claimant's failure has materially prejudiced Indemnitor's ability to defend the claim or litigation.

          (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period (or any mutually agreed upon extension thereof), the Claimant may pay, compromise, or defend such a claim without prejudice to any rights it may have hereunder.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim with counsel of Indemnitor's choice, provided, that once the defense thereof is assumed by the Indemnitor, the Indemnitor shall keep the Claimant advised of all developments in the defense thereof, and any related litigation, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim as its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such manner as it deems appropriate, and in any event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

       16.4. LIMITATIONS.

         (a) Neither Seller nor Buyer shall have any obligation to the other party for any matter described in Section 16.1 or Section 16.2, as the case may be, except upon compliance by the other party with the provisions of this
Article 16, particularly Section 16.3. Neither party shall be required to indemnify the other party under this Article 16 for any breach of any representation or warranty contained in this Agreement unless written notice of a claim under this Article 16 was received by the party within the pertinent survival period specified in Article 18 of this Agreement.

        (b) No party shall be entitled to indemnification hereunder unless and until the amount for which indemnification is owing exceeds Twenty-Five Thousand Dollars ($25,000) in the aggregate for all such matters; provided, however, that
                                                         --------  -------
the foregoing exclusion shall not apply to any individual occurrence pursuant to which the amount for which indemnification is owing exceeds Ten Thousand Dollars ($10,000). Subject to the foregoing proviso, if such amount exceeds Twenty-Five
                                    -------
Thousand Dollars ($25,000), the Indemnitor shall be liable to the Claimant for just that portion in excess of Twenty-Five Thousand Dollars ($25,000).

         (c) The provision of Section 16.4(b) hereof shall not be applicable to any indemnification of Buyer pursuant to Section 21.10 hereof.

                                  ARTICLE 17
                              TERMINATION RIGHTS
                              ------------------

        17.1. TERMINATION.

          (a) This Agreement may be terminated by either Buyer or Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                  (i) if, on or prior to the Closing Date, the other party
              defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, or any representation or warranty hereunder is inaccurate in any material respect and such inaccuracy is materially adverse to the party giving notice, and such default or inaccuracy, if curable, has not been cured within ten (10) days from receipt of written notice of default from the non-defaulting party;

                  (ii) if the FCC denies the FCC Application or any part thereof or designates any part of it for a trial-type hearing, provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for hearing) may not elect to terminate under this subsection (a)(ii);

                  (iii) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing; or

                  (iv) if the Closing has not occurred within nine (9) months of the date of the FCC Application is accepted for filing.

          (b) This Agreement may be terminated by Buyer, upon written notice to Seller,

                  (i) if Buyer elects to terminate pursuant to Article 20
              hereof; or

                  (ii) if the broadcast transmission of any of the Station from its main broadcasting antenna at full authorized power is interrupted or impaired for a period of more than forty-eight (48) consecutive hours or for an aggregate of seventy-two (72) hours in any seven (7) day period.

         17.2. LIABILITY; RETURN OF ESCROW DEPOSIT. The termination of this Agreement under Section 17.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination, but if neither party is in breach or default of its representations, warranties, covenants or agreements hereunder, neither party shall have any further liability hereunder. If either Buyer or Seller shall terminate this Agreement pursuant to Section 17.1 hereof and Buyer shall not be in material breach of its representations, warranties, covenants or other agreements hereunder, the parties shall instruct the Escrow Agent to remit the Escrow Deposit, together with all interest earned thereon, to Buyer.

        17.3. TERMINATION NOTICE. Each notice given by a party pursuant to
Section 17.1 to terminate this Agreement shall specify the Subsection (and clause or clauses thereof) of Section 17.1 pursuant to which such notice is given.

                                   ARTICLE 18
                         SURVIVAL OF REPRESENTATIONS,
                           WARRANTIES AND COVENANTS
                           ------------------------

         The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing for a period of nine (9) months after the Closing Date. No claim may be brought under this Agreement or any other certificate, document or instrument delivered pursuant to this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable survival period. In the event such a notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

                                   ARTICLE 19
                             REMEDIES UPON DEFAULT
                             ---------------------

          19.1. DEFAULT BY SELLER. Seller recognizes that, in the event Seller defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled in such event, in lieu of bringing suit at law or equity for money or other damages (including return of the Escrow Deposit and the interest earned thereon as well as costs and expenses incurred by Buyer in the preparation and negotiation of this Agreement and in contemplation of the Closing hereunder) or for indemnification under Article 16 hereof, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agree that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Seller from the date of default until the date of payment of the judgment. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in Section
2.1 of this Agreement, but shall be ready, willing and able to do so.

         19.2. DEFAULT BY BUYER. If the transactions contemplated by this Agreement are not consummated as a result of Buyer's wrongful failure to close hereunder, and Seller is not also in material breach hereunder, Seller shall be entitled to payment of Five Hundred Thousand Dollars ($500,000) as liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section 19.2 shall be the sole and exclusive remedy of Seller against Buyer for breach of or failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Buyer from the date of default until the date of payment of the judgment. As a condition to obtaining liquidated damages, Seller shall not be required to have tendered the Station Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.

                                  ARTICLE 20
                                 RISK OF LOSS
                                 ------------

         The risk of loss or damage to the Station Assets prior to the Effective Time shall be upon Seller. Seller shall repair, replace and restore any damaged or lost Station Asset to its prior condition as soon as possible and in no event later than the Effective Time; provided, however, that Seller shall have no
                               -----------------
obligation to repair, replace or restore a damaged or lost Station Asset that is obsolete if no replacement asset is necessary or useful for the continued operation of the Station consistent with past practice. If Seller is unable or fails to restore or replace a lost or damaged Station Asset prior to the Closing and the cost of such restoration or replacement would exceed $75,000, Buyer may elect (a) to terminate this Agreement pursuant to Article 17 hereof, (b) to consummate the transactions contemplated by this Agreement on the Closing Date, in which event Seller shall assign to Buyer at Closing Seller's rights under any insurance policy or pay over to Buyer all proceeds of insurance covering such Station Asset's damage, destruction or loss, or (c) delay the Closing Date until a date within fifteen (15) days after Seller gives written notice to Buyer of completion of the restoration or replacement of such Station Asset. If Seller is unable or fails to restore or replace any lost or damaged Station Asset prior to the Closing Date and the cost of such restoration or replacement would be $75,000 or less the Purchase Price shall be reduced in an amount equal to the reasonable cost to restore or replace said Station Asset or a reasonable reserve shall be placed in escrow pending cure or repair. If the delay in the Closing Date under this Article 20 would cause the Closing to fall at any time after the period permitted by the FCC Consent, Seller and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

                                   ARTICLE 21
                                OTHER PROVISIONS
                                ----------------

         21.1. PUBLICITY. Except as required by applicable law or with the other party's express written consent, no party to this Agreement nor any affiliate of any party shall issue any press release or similar public statement regarding the Transactions contemplated by this Agreement.

         21.2. BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other parties hereto except that Buyer may assign its rights (but not its obligations) under this Agreement to an Affiliate of Buyer.

         21.3. ENTIRE AGREEMENT. This Agreement and the exhibits and schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         21.4. HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         21.5. COMPUTATION OF TIME. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

         21.6. GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its principles of conflict of law.

         21.7. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

If to Seller:

              Radio 94 of Phoenix Limited Partnership
              920 Dain Plaza
              60 South Sixth Street
              Minneapolis, MN 55402
              Attn: L. Steven Goldstein

With a copy to:

              Leventhal, Senter & Lerman
              2000 K Street, N.W.
              Suite 600
              Washington, D.C. 20006-1809
              Attention: Steven A. Lerman, Esq.

If to Buyer:

              Salem Communications Corporation
              4880 Santa Rosa Road, Suite 300
              Camarillo, California 93012
              Attention: Jonathan L. Block, Esq.

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iii) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

          21.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         21.9. FURTHER ASSURANCES. Seller shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in order to vest and confirm in Buyer (or its assignees) the title and rights to and in all of the Station Assets to be and intended to be transferred, assigned and conveyed hereunder.

         21.10. BULK SALES. Buyer hereby waives compliance by Seller with the provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Seller shall, in accordance with Article 16, indemnify and hold Buyer harmless from and against any and all claims made against Buyer by reason of such non-compliance.

         21.11. SEVERABILITY. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

         21.12. COOPERATION IN ARRANGING EXCHANGE(S). Buyer may elect to exchange the Station Assets for other property of a like-kind in a simultaneous tax-deferred exchange which would qualify as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code (the "Like-kind Exchange"). If Buyer elects to so exchange the Station Assets, Buyer may at any time prior to the Closing assign its rights under this Agreement to one or more "qualified intermediaries," as defined in Treasury Regulation (S) 1.103 l(k) - 1 (g)(4), subject to all of Seller's rights under this Agreement. Seller agrees to reasonably cooperate with Buyer and such intermediary(ies) in arranging and effecting the Like-kind Exchange and shall execute such additional documents as may be reasonably necessary in order to effect the Like-kind Exchange, provided that Seller shall have no obligations under this Section 21.12 unless (a) Buyer gives notice to Seller of its decision to proceed with a Like-kind Exchange not later than ten (10) business days prior to the Closing Date, (b) Buyer agrees to indemnify and reimburse Seller for any and all costs and expenses (including reasonable fees and expenses of counsel) incurred by Seller in cooperating with Buyer; (c) such Like-kind Exchange will not, in Seller's judgment, materially adversely affect Seller, (d) such Like-kind Exchange will not result in any delay of the Closing, and (e) such Like-kind Exchange will not expose Seller to any additional liability or obligation.

                                  ARTICLE 22
                                  DEFINITIONS
                                  -----------

        Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

        "Affiliate" shall mean any person or entity that is controlling, controlled by or under common control with the named person or entity.

        "Agreement" shall mean this Asset Purchase Agreement, including the exhibits and schedules hereto .

        "Buyer" shall have the meaning set forth in the preamble to this Agreement. "Buyer's Proration Amount" shall have the meaning set forth in
Section 5.3.

        "Business Day," whether or not capitalized, shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

        "Claimant" shall have the meaning set forth in Section 16.3(a).

        "Closing" shall have the meaning set forth in Section 1.1.

        "Closing Date" shall mean the date on which the Closing is completed.

        "Contracts" shall have the meaning set forth in Section 1.2(d).

        "Effective Time" shall mean 12:01 a.m., Washington, D.C. time, on the Closing Date.

        "Environmental Laws" shall mean the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substance Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouting, emitting or dumping of Hazardous Materials.

        "Escrow Agent" shall mean Kalil & Co., Inc.

        "Escrow Agreement" shall mean the agreement between Seller, Buyer and Escrow Agent, substantially in the form of Exhibit A to this Agreement.
                                           ---------

        "FCC" shall mean the Federal Communications Commission.

        "FCC Application" shall mean the application or applications that Seller and Buyer must file with the FCC requesting its consent to the assignment of the Station Licenses.

        "FCC Consent" shall mean the action by the FCC granting the FCC Application.

        "Final Order" shall mean action by the FCC (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the Commission, has expired.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "Hazardous Materials" shall mean toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, PCB's, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or may be used in any applicable environmental laws to define prohibited or regulated substances).

        "Indemnitor" shall have the meaning set forth in Section 16.3(a).

        "Leases" shall have the meaning set forth in Section 1.2(b).

        "Liens" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

        "Material Adverse Condition" shall mean a condition which would materially restrict, limit, or otherwise materially adversely affect or materially impair the right of Buyer to the ownership or operation of the Station Assets; provided, however, that any condition which requires that the Station be operated in accordance with a condition similar to those contained in the Station Licenses shall not be deemed a Material Adverse Condition.

       "Non-Competition Agreement" shall mean the Non-Competition Agreement substantially in the form of Exhibit C to this Agreement.
                             ---------

       "Notice of Disagreement" shall have the meaning set forth in Section 5.3.

       "OSHA Laws" shall mean the Occupational Safety and Health Act of 1970, as amended, and all other federal, state or local laws or ordinances, including orders, rules, and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

       "Permitted Liens" shall mean any statutory lien which secures a payment not yet due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it has been and is now conducted.

        "Personal Property" shall have the meaning set forth in Section 7.6.

        "Preliminary Proration Schedule" shall have the meaning set forth in
Section 5.3.

        "Prime Rate" shall mean a per annum rate equal to the "prime rate" as published in the Money Rates column of the Eastern Edition of The Wall Street
                                                              ---------------
Journal (or the average of such rates if more than one rate is indicated).
-------

        "Proration Schedule" shall have the meaning set forth in Section 5.3.

        "Purchase Price" shall have the meaning set forth in Section 2.1.

        "Real Property" shall have the meaning set forth in Section 7.5.

        "Referee" shall have the meaning set forth in Section 5.2.

        "Right of First Refusal Agreement" shall mean the Right of First Refusal Agreement substantially in the form of Exhibit B to this Agreement.
                                       ---------

        "Seller" shall have the meaning set forth in the preamble to this Agreement.

        "Station" shall mean radio broadcast Station KOOL(AM), Phoenix, Arizona;

        "Station Assets" shall have the meaning set forth in Section 1.2.

        "Station Licenses" shall mean the licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to Seller in connection with the operation of the Station and are used solely in the operation of the Station.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                          RADIO 94 OF PHOENIX LIMITED PARTNERSHIP

                          By: Colfax Communications, Inc., Its General Partner

                          By: /s/ Joseph O. Bunting, III
                             -------------------------------------------------

                          Name: Joseph O. Bunting, III
                               -----------------------------------------------

                          Title: Vice President
                                ----------------------------------------------

                          SALEM MEDIA OF ARIZONA, INC.

                          By: /s/ Eric H. Halvorson
                             -------------------------------------------------

                          Name: Eric H. Halvorson

                          Title: Executive Vice President

                                                                       EXHIBIT A
                                                                       ---------
                                                        FORM OF ESCROW AGREEMENT
                                                        ------------------------

                                ESCROW AGREEMENT

   This ESCROW AGREEMENT is made as of the __ day of June, 1996, by and among Radio 94 of Phoenix Limited Partnership, a Maryland limited partnership ("Seller"), Salem Media of Arizona, Inc., an Arizona corporation ("Buyer"), and Kalil & Co., Inc., an Arizona corporation ("Escrow Agent").

                                    RECITALS
                                    --------

 Seller and Buyer have entered into an Asset Purchase Agreement (the "Purchase Agreement"), made as of the ___ day of ___________,1996, which provides for the sale and acquisition of certain of the assets associated solely with the operation of radio broadcast station KOOL(AM), Phoenix, Arizona (the "Station").

   Pursuant to the Purchase Agreement, Buyer has delivered the sum of Four Hundred Thousand Dollars ($400,000) ("Escrow Deposit") to Escrow Agent, who has agreed to act as escrow agent with respect to the Escrow Deposit and all interest earned thereon pursuant to the terms of this Escrow Agreement.

       NOW, THEREFORE, the parties agree as follows:

   1. DUTY TO HOLD ESCROW DEPOSIT. Escrow Agent shall hold the Escrow Deposit
      ------------------------------
until receipt of either (a) a joint notice from Seller and Buyer in accordance
                         -
with Paragraph 3(a), (b) a notice and demand from Seller as provided in
                      -
Paragraph 3(b), (c) a notice and demand from Buyer as provided in Paragraph
                 -
3(c), or (d) joint instructions from Buyer and Seller otherwise
          -
directing Escrow Agent of the manner in which to dispose of the Escrow Deposit and any interest earned thereon.

   2. INVESTMENT OF ESCROW DEPOSIT. Escrow Agent shall invest and reinvest the
      -----------------------------
Escrow Deposit and any interest earned thereon in an interest bearing federally insured money market account or in short-term U.S. Treasury obligations or the equivalent thereof. Notwithstanding anything in this Agreement to the contrary, interest and any other earnings on the Escrow Deposit shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

   3. DISPOSITION OF ESCROW DEPOSIT. The Escrow Deposit shall be paid to Buyer
      ------------------------------
or Seller or distributed as follows:

   (a) Upon receipt by Escrow Agent of a joint notice from Buyer and Seller stating that the Closing under the Purchase Agreement has occurred, Escrow Agent shall immediately pay the Escrow Deposit in immediately available funds without deduction, set-off, or counterclaim to Seller and shall pay all interest earned thereon not previously distributed in immediately available funds without deduction, set-off or counterclaim to Buyer.

   (b) Upon receipt by Escrow Agent of a notice from Seller stating that Seller is entitled to the Escrow Deposit and following the failure of Buyer to make a timely protest (in accordance with Paragraph 4 hereof) after receipt of notice from Escrow Agent pursuant to Paragraph 4 hereof, Escrow Agent shall pay the Escrow Deposit in immediately available funds without deduction, set-off or counterclaim to Seller, free and clear of any and all claims thereto by Buyer. If Seller provides any notice hereunder, Seller shall concurrently provide a copy of such notice to Buyer.

   (c) Upon receipt by Escrow Agent of a notice from Buyer stating that Buyer is entitled to the Escrow Deposit and following the failure of Seller to make a timely protest (in accordance with Paragraph 4 hereto) after receipt of notice from Escrow Agent pursuant to Paragraph 4 hereof, Escrow Agent shall pay the Escrow Deposit and all interest earned thereon not previously distributed in immediately available funds without deduction, set-off or counterclaim to Buyer, free and clear of any claim thereto by Seller. If Buyer provides any notice hereunder, Buyer shall concurrently provide a copy of such notice to Seller.

   4. DISAGREEMENT BETWEEN BUYER AND SELLER. If either Buyer or Seller (for
      ---------------------------------------
purposes of this paragraph referred to as the "Demanding Party") gives notice to Escrow Agent as provided in Paragraph 3(b) or 3(c) hereof and makes demand upon Escrow Agent for payment of the Escrow Deposit, Escrow Agent shall, within seven
(7) business days of receipt of such demand, serve upon Buyer or Seller, as the case may be (the "Notified Party"), a copy of the Demanding Party's notice. Unless the Notified Party protests the payment of the Escrow Deposit in writing delivered to Escrow Agent within seven (7) business days after the receipt by the Notified Party of the Demanding Party's notice from the Escrow Agent, Escrow Agent shall thereupon make payment to the Demanding Party as required by such demand in accordance with Paragraph 3(b) or 3(c) hereof. If the Notified Party timely and duly protests, the Escrow Agent shall hold the Escrow Deposit until the disagreement is resolved as provided in Paragraph 5(f) below.

       5. LIMITATIONS ON LIABILITY OF ESCROW AGENT.
          ----------------------------------------

   (a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall be under no obligation to refer to the Purchase Agreement or any other documents between or among the parties related in any way to this Escrow Agreement, except as specifically provided herein.

   (b) Escrow Agent shall not be liable to anyone for any damages, losses or expenses for any act done or step taken or omitted by Escrow Agent in good faith, provided, however, that Escrow Agent shall be liable for damages, losses and expenses arising out of its willful default, gross negligence or bad faith under this Escrow Agreement.

   (c) Escrow Agent shall be entitled to rely upon, and shall be protected in acting in reasonable reliance upon, any writing furnished to Escrow Agent by any party in accordance with the terms hereof, which Escrow Agent believes in good faith to be genuine and valid and to have been signed by the proper party.

   (d) Escrow Agent may obtain advice of its counsel with respect to any questions relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on such advice of such counsel.

   (e) Without limiting the foregoing, Escrow Agent shall not in any event be liable, and Seller and Buyer shall jointly and severally indemnify and hold harmless Escrow Agent, in connection with Escrow Agent's investment or reinvestment of the Escrow Deposit in good faith, including without limitation any delays (not resulting from its gross negligence or willful default) in the investment or reinvestment of the Escrow Deposit, or any loss of income incident to any such delays.

   (f) If any disagreement between the parties to this Escrow Agreement occurs which results in adverse claims and demands being made in connection with or against the Escrow Deposit, or any interest earned thereon, Escrow Agent shall refuse to comply with the claims or demands of any party until such disagreement is finally resolved by mutual agreement of the parties or by a court of competent jurisdiction (including expiration of all available appeal remedies), and, in so doing, Escrow Agent shall not be or become liable to any party. Alternatively, in the event of any dispute or disagreement between Buyer and Seller sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Deposit and to initiate such legal proceedings as it deems appropriate, including without limitation, an interpleader action, for determination of the respective rights, titles and interests of Seller and Buyer therein. Upon such tender, Escrow Agent shall be entitled to receive from Seller and Buyer its reasonable attorney fees and expenses and shall be forthwith released and discharged from all further duties, liabilities and obligations under this Escrow Agreement.

   (g) Buyer and Seller jointly and severally agree to indemnify Escrow Agent against all legal fees, costs and other expenses reasonably incurred by Escrow Agent in connection with or as a result of any disagreement among or between the parties hereto or the performance by Escrow Agent of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter hereof; except, as provided in Paragraph 5(b) hereof. Except as otherwise provided in this Escrow Agreement, Buyer and Seller shall each pay one-half of the reasonable expenses incurred by Escrow Agent under this Escrow Agreement.

   (h) Any action claimed to be required to be taken by Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement of Buyer, Seller, and Escrow Agent.

   (i) Except as stated herein, Escrow Agent does not have any interest in the Escrow Deposit held hereunder, but is serving as escrow holder only.

   6. RESIGNATION OF ESCROW AGENT. If Escrow Agent desires to resign as Escrow
      ---------------------------
Agent, it shall provide thirty (30) days notice (a "Resignation Notice") of its intention to so resign to Buyer and to Seller. Notwithstanding the foregoing, if following the resignation of Escrow Agent there would be no replacement escrow agent hereunder, Escrow Agent's resignation shall not be effective until Buyer and Seller shall have mutually agreed to the appointment of a replacement escrow agent and such appointment shall have been accepted in writing. In the event that no replacement escrow agent has been appointed by Buyer and Seller within sixty (60) days of the Resignation Notice, Escrow Agent shall be permitted to select a reputable replacement escrow agent.

   7. AMENDMENTS. No modification or amendment to this Escrow Agreement, or
      -----------
waiver of compliance with any provision or condition hereof, shall be valid unless reduced to writing and signed by all of the parties hereto.

   8. EFFECT OF THIS ESCROW AGREEMENT. This Escrow Agreement sets forth the
      --------------------------------
entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. The paragraph headings of this Escrow Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflicts of laws, and the state and federal courts of Arizona shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

   9. NOTICES. Any notice, report, demand, waiver, or protest required,
      --------
permitted or contemplated hereunder shall be in writing and shall be personally delivered, transmitted by telecopy or mailed, postage prepaid, certified or registered mail, or delivered by a nationally recognized express courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time):

              To Seller:

                     Radio 94 of Phoenix Limited Partnership
                     920 Dain Plaza
                     60 South 6th Street
                     Minneapolis, MN 55402
                     Attention: L. Steven Goldstein

              With a copy (which shall not constitute notice) to:

                     Leventhal, Senter & Lerman
                     2000 K Street, N.W.
                     Suite 600
                     Washington, D.C. 20006
                     Attention: Steven A. Lerman, Esq.

              To Buyer:

                     Salem Communications Corporation
                     4880 Santa Rosa Road,
                     Suite 300 Camarillo, CA 93012
                     Attention: Jonathan L. Block, Esq.

              To Escrow Agent:

                     Kalil & Co., Inc.
                     3444 N. Country Club, Suite 200
                     Tucson, AZ 85716
                     Attention: Mr. Frank Kalil

and shall be deemed to have been duly delivered and received (i) on the date of personal delivery, if delivered by hand or (ii) on the date of receipt if transmitted by telecopy or mailed by registered or certified mail, postage prepaid and return receipt requested; or (iii) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

   10. COUNTERPARTS. This Escrow Agreement may be executed in one or more
       -------------
counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

   IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                              RADIO 94 OF PHOENIX LIMITED
                              PARTNERSHIP

                              By:  Colfax Communications, Inc.
                                   Its General Partner

                              By:
                                 ----------------------------------

                              Name:
                                   --------------------------------

                              Title:
                                    -------------------------------

                              SALEM MEDIA OF ARIZONA, INC.

                              By:
                                 ----------------------------------

                              Name: Eric H. Halvorson

                              Title: Executive Vice President

                                       KALIL & CO., INC.

                                       By:
                                          -----------------------------

                                       Name:
                                            ---------------------------

                                       Title:
                                             --------------------------

                                                                       EXHIBIT B
                                                                       ---------
                                        FORM OF RIGHT OF FIRST REFUSAL AGREEMENT
                                        ----------------------------------------

                        RIGHT OF FIRST REFUSAL AGREEMENT
                        --------------------------------

   This RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement"), made as of the __ day of ___ 1996, is by and between Radio 94 of Phoenix Limited
Partnership, a Maryland limited partnership ("Radio 94"), and Salem Media of Arizona, Inc., an Arizona corporation, _______ corporation ("Salem").

                                   RECITALS
                                   --------

   Radio 94 is the licensee of and operates radio broadcast station KOOL(AM), Phoenix, Arizona (the "Station"), pursuant to licenses issued by the Federal Communications Commission (the "FCC").

   Radio 94 and Salem have entered into an Asset Purchase Agreement, made as of the __ day of ___ 1996 (the "Purchase Agreement"), pursuant to which Radio 94 and Salem have agreed that Radio 94 will sell and Salem will acquire certain of the assets associated solely with the operation of the Station on the terms and subject to the conditions set forth in the Purchase Agreement.

   As a condition of the Purchase Agreement, Salem has agreed to grant Radio 94 a right of first refusal to acquire the Station.

   Therefore, the parties agree as follows:

   1. SALE OF THE STATION. Following the acquisition of the Station by Salem
      -------------------
pursuant to the Purchase Agreement, if at any time, Salem or its shareholders receives from a third party a bona fide offer to purchase the station or to acquire control of Salem, as hereinafter defined, which offer Salem or its shareholders are prepared to accept (the "Offer"), Salem shall promptly notify Radio 94 of the Offer in writing, specifying all of the terms and conditions of the Offer (or, in the event of an offer to transfer control of Salem's parent company, Salem Communications Corporation ("SCC"), an amount to be allocated to the Station by SCC based upon terms set forth in the Offer, or, at Radio 94's election and expense, an independent appraisal conducted by an independent appraiser selected by Radio 94, which selection shall be subject to SCC's prior approval which shall not be unreasonably withheld, may be requested to determine the fair market value of the Station, based upon the value of the Station in relation to the terms of the Offer) and providing Radio 94 with a complete copy of the Offer. Radio 94 shall have thirty (30) days after receipt of such notification within which to obtain such appraisal. Radio 94 shall have ten (10) business days after receipt of such notification or, if applicable, ten (10) business days after receipt of the appraisal within which to elect to purchase the Station on the same financial terms and conditions described in the Offer or in the event of an offer to transfer control of SCC to agree to SCC's allocation or to agree to be subject to the results of the independent appraisal. If Radio 94 notifies Salem in writing within this period that it does not wish to purchase the Station, or if Radio 94 fails to notify Salem within this period that it wishes to purchase the Station, Salem or its shareholders shall be permitted for a period of the following forty-five (45) days to enter into a definitive contract to sell the Station on substantially the same terms and conditions of, and to the party submitting, the Offer disclosed to Radio 94. If the terms and conditions of the offer as initially disclosed to Radio 94 are proposed to be changed in a material manner within such forty-five (45) day period, the revised terms and conditions shall be disclosed in writing to Radio 94, which shall have ten (10) business days following receipt of the changes to elect to exercise its right to purchase the Station on such revised terms and conditions in the manner set forth in this paragraph. If Salem or its shareholders do not enter into a definitive contract with the offeror to sell the Station on the terms initially disclosed to Radio 94 within the permitted forty-five (45) day period, or within ten (10) days following Radio 94's decision not to purchase the Station on the revised terms and conditions or its failure to notify Salem within the applicable period, then Radio 94's right of first refusal shall be reinstated. A sale is any transaction which involves an assignment of the broadcast license requiring prior FCC approval by the filing of an FCC application on current FCC Form 314 or the equivalent thereof, as defined under the FCC Rules. A transfer of control is any transaction requiring prior FCC approval by the filing of an FCC application on current FCC Form 315 or the equivalent thereof, as defined under the FCC Rules; provided however that control of the Station shall not be deemed to have been transferred in the event that the stock of SCC becomes publicly traded and Edward G. Atsinger III and Smart W. Epperson collectively maintain not less than a 25% voting interest in SCC.

   2. TERM. This Agreement shall be in effect during the time period during
      ----
which Salem, or an entity controlling, controlled by or under common control with Salem, is the licensee of the Station (the "Term"). This Agreement shall terminate on the first occurrence of either (a) following Radio 94's failure to exercise its right of first refusal hereunder, the assignment of the Station's license or transfer of control of the licensee of the Station to any person or entity not controlling, controlled by or under common control with Salem, or (b) the date on which Radio 94 no longer owns any radio station licensed to a community located within a seventy-five (75) mile radius of Phoenix, Arizona.

   3. NOTICES. Any notice required or permitted to be given under the provisions
      -------
of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

   If to Radio 94:

              Radio 94 of Phoenix Limited Partnership
              920 Dain Plaza
              60 South Sixth Street
              Minneapolis, MN 55402
              Attn: L. Steven Goldstein

   With a copy to:

              Leventhal, Senter & Lerman
              2000 K Street, N.W.
              Suite 600
              Washington, D.C. 20006-1809
              Attention: Steven A. Lerman, Esq.

   If to Salem:

              Salem Media of Arizona, Inc.
              c/o Salem Communications Corporation
              4880 Santa Rosa Road, Suite 300
              Camarillo, California 93012
              Attention: Jonathan L. Block, Esq.

Any such notice shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or
(iii) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

   4. ASSIGNABILITY. This Agreement and the rights and obligations of the
      --------------
parties hereunder shall not be assigned by either party without the express written consent of the other party; provided, however, that either party may assign its rights without such consent to an entity controlling, controlled by or under common control with such party.

   5. GOVERNING LAW. The construction and performance of this Agreement shall be
      ---------------
governed by the laws of the State of Arizona without regard to its principles of conflict of law.

         6. COUNTERPARTS. This Agreement may be executed in one or more
            -------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                           RADIO 94 OF PHOENIX LIMITED
                                            PARTNERSHIP

                                           By: Colfax Communications, Inc.,
                                           Its General Partner

                                           By:
                                              -------------------------------

                                           Name:
                                                -----------------------------

                                           Title:
                                                 ----------------------------

                                           SALEM MEDIA OF ARIZONA, INC.

                                           By:
                                              -------------------------------

                                           Name: Eric H. Halvorson

                                           Title: Executive Vice President

                                                                       EXHIBIT C
                                                                       ---------
                                               FORM OF NON-COMPETITION AGREEMENT
                                               ---------------------------------

                            COVENANT NOT TO COMPETE
                            -----------------------

   This Covenant Not to Compete (the "Agreement") is made as of the ___ day of ______, 1996, by and between Salem Communications Corporation ("SCC"), Salem Media of Arizona, Inc. ("Buyer") and Radio 94 of Phoenix Limited Partnership, a Maryland limited partnership ("Seller").

                                   RECITALS
                                   --------

    Seller has been the licensee of radio station KOOL(AM), Phoenix, Arizona (the "Station").

    SCC is the parent corporation of Buyer.

    Concurrently with the execution of this Agreement, Buyer acquired certain of the assets of the Station pursuant to an Asset Purchase Agreement made as of the __ day of ____, 1996, between Buyer and Seller (the "Asset Purchase Agreement").

    Pursuant to Section 8.4 of the Asset Purchase Agreement, and as a material inducement to Seller to enter into the Asset Purchase Agreement and consummate the transactions contemplated therein, Buyer and SCC have agreed to enter into this Agreement on the terms and conditions set forth herein.

    Therefore, in consideration of the covenants and agreements contained herein and in the Asset Purchase Agreement, the parties agree as follows:

             1.    Recitals. The foregoing recitals are affirmed by the
                   ---------
parties as true and correct and are incorporated by reference in this Agreement.

             2.    Agreement Not to Compete. Buyer and SCC agree that for a
                   -------------------------
period ending on the earlier of: (1) ten (10) years from the Closing (as defined in Section 1.1 of the Asset Purchase Agreement); or (2) the date on which Seller no longer owns any radio station licensed to a community located within a seventy-five (75) mile radius of Phoenix, Arizona, neither Buyer nor SCC shall broadcast over the facilities of the Station any of the following formats: Adult Album Alternative ("AAA"), Adult Contemporary, Alternative, Alternative AC, Beautiful Music, Big Band, Black, Classic Rock, Classical, Contemporary Hit/Top 40, Country, Disco, Jazz, Middle-of-the-Road ("MOR"), New Age, News, News/Talk, Nostalgia, Oldies, Progressive, Reggae, Rock/AOR, Spanish, Sports, Talk, or Urban Contemporary.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit or prevent SCC or Buyer from broadcasting in a Religious, Religious Talk (defined as a format in which more than 50% of the broadcast day is devoted to talk programming emphasizing religious and cultural issues) or Contemporary Christian Music format or any format derived from those formats.

          3.   Enforceability. Each party acknowledges and agrees as follows:
               ---------------

          3.1 The covenant set forth in Paragraph 2 above is reasonably necessary for the protection of the interests of Seller, is reasonable as to duration, scope and geographic area and is not unreasonably restrictive upon the rights of Buyer or SCC;

          3.2 Buyer and SCC specifically recognize and acknowledge that the covenant set forth in Paragraph 2 above, and the rights and privileges granted to Seller are of a special, unique, unusual and extraordinary character which gives them a peculiar value, the loss of which cannot adequately be compensated for by means of an award of damages to Seller in an action at law, and that the breach by Buyer or SCC of this Agreement will cause Seller irreparable and continuing injury and damage, which will substantially outweigh any conceivable injury which Buyer or SCC might incur as a result of being restrained from engaging in conduct that materially breaches this Agreement. Accordingly, Seller shall be entitled, as a matter of right, without further notice in addition to any other rights and remedies Seller may have, to obtain injunctive and other equitable relief to prevent the violation of any of the provisions of this Agreement by Buyer or SCC. Buyer and SCC agree that Seller shall not be required to file any bond in connection with any such request for injunctive or other equitable relief;

          3.3 The amount of payment by Buyer for the Station Assets (as defined in the Asset Purchase Agreement) or the lack of an express dollar valuation for the covenants contained in this Agreement shall not define, limit or evidence the amount of damages, if any, to which Seller may be entitled as a result of the breach by Buyer or SCC of any of the provisions of this Agreement; and

          3.4 Notwithstanding Paragraph 3.1 above, should any court determine that any of the covenants in Paragraph 2 above are unreasonable as to duration, scope and/or geographic areas, such covenants shall be reformed to the minimum extent required to be enforceable and, as so reformed, shall remain in full force and effect as provided herein with respect to such duration, scope and territory as a court of competent jurisdiction determines to be reasonable under applicable law.

           4.  Indemnification. Buyer and SCC agree to indemnify, defend and
               -----------------
hold Seller harmless against, and in respect of, all liabilities, losses, claims, costs or damages (including reasonable legal fees incurred in connection with any of the foregoing and in seeking indemnification) resulting from or arising out of any failure by Buyer or SCC to perform any of their obligations, covenants or agreements hereunder.

           5.   Attorneys' Fees. If any legal action or other proceeding is
                ----------------
brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

           6.    Notices. Any notice required or permitted to be given under the
                 --------
provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

   If to Radio 94:

              Radio 94 of Phoenix Limited Partnership
              920 Dain Plaza
              60 South Sixth Street
              Minneapolis, MN 55402
              Attn: L. Steven Goldstein

   With a copy to:

              Leventhal, Senter & Lerman
              2000 K Street, N.W.
              Suite 600
              Washington, D.C. 20006-1809
              Attention: Steven A. Lerman, Esq.

   If to Buyer or SCC:

              Salem Communications Corporation
              4880 Santa Rosa Road, Suite 300
              Camarillo, California 93012
              Attention: Jonathan L. Block, Esq.

          7.  Binding Effect: Governing Law. This Agreement will be binding upon
              ------------------------------
and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns. This Agreement and the rights and obligations of the parties hereunder shall not be assigned by either party without the express written consent of the other party; provided, however, that either party may assign its rights without such consent to an entity controlling, controlled by or under common control with such party. This Agreement shall apply in all respects to the Station regardless of whether the licensee of the Station is Salem or any entity controlling, controlled by or under common control with Salem or SCC. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date hereof.

                                    SALEM COMMUNICATIONS CORPORATION

                                    By:
                                       ------------------------------------

                                    Name: Eric H. Halvorson

                                    Title: Executive Vice President


                                    SALEM MEDIA OF ARIZONA, INC.

                                    By:
                                       ------------------------------------

                                    Name: Eric H. Halvorson

                                    Title: Executive Vice President

                            RADIO 94 OF PHOENIX LIMITED PARTNERSHIP

                            By: Colfax Communications, Inc., its General Partner

                            By:
                               -------------------------------------------

                            Name:
                                 -----------------------------------------

                            Title:
                                  ----------------------------------------

                                                                       EXHIBIT D
                                                                       ---------
                                         FORM OF OPINION OF SELLER'S FCC COUNSEL
                                         ---------------------------------------

                               ___________,1996


Salem Media of Arizona, Inc.
c/o Salem Communications Corporation
4880 Santa Rosa Road, Suite 300
Camarillo, California 93012

Ladies and Gentlemen:

    We have acted as counsel to Radio 94 of Phoenix Limited Partnership, a Maryland limited partnership ("Seller"), in connection with the negotiation, preparation, execution and delivery of that certain Asset Purchase Agreement by and between you and Seller dated as of _______ __, 1996 (the "Agreement"). We are furnishing this opinion to you pursuant to Section 11.7 of the Agreement. Capitalized terms used but not defined in this letter shall have the meaning assigned to them in the Agreement.

    In connection with this opinion, we have assumed the genuineness of signatures on documents, the conformity to the originals of all copies examined by or submitted to us as photocopies or conformed copies, and the authenticity of the originals of such latter documents.

    As to questions of fact in connection with this opinion, we have relied upon an examination of our own files and records and examination of the public records of the Federal Communications Commission (the "FCC') available as of _______ __, 1996. We have also relied upon representations made by Seller to the FCC as we have deemed necessary. As used herein, the term "to our knowledge" shall mean to the actual knowledge of attorneys in our firm who have substantial responsibility for Sellers legal matters handled by our firm without further investigation other than as described in this paragraph. You should be aware that records of the FCC that are public as a matter of

Salem Media of Arizona, Inc.
______  __,1996
PAGE -2-

law may not be publicly available as a matter of fact. Furthermore, there may be records of matters pending at the FCC that are not available for inspection by the public as a matter of law.

    This opinion is limited to matters arising under the Communications Act of 1934, as amended (the "Act"), and the rules and regulations of the FCC.

    Based on the foregoing and subject to the foregoing and to the further limitations set forth hereinafter, we are of the opinion that:

           1. Seller holds the FCC Licenses listed on Annex A hereto. To our knowledge, such FCC Licenses are in full force and effect, and none of the FCC Licenses is subject to any condition other than
               (i) conditions generally applicable to stations of this type by virtue of the Act and the FCC's rules or (ii) conditions contained on the form by which the Commission evidences the grant of such licenses or routinely added to such forms. We have no knowledge, but for purposes of this sentence we have not reviewed the files of the FCC, of any other license issued by the FCC to Seller with respect to the Station.

           2. The FCC Consent has been granted and has become a Final Order.

           3.  To our knowledge:

                        (a) there is no unsatisfied adverse FCC order, decree or ruling outstanding against Seller relating to the Station;

                        (b) there is no proceeding, complaint or investigation against Seller relating to the Station pending or threatened before the FCC (including any pending judicial review of such an action by the FCC) except for proceedings affecting the broadcast radio industry generally to which Seller is not a specific party; and

Salem Media of Arizona, Inc.
_____ __,1996
PAGE -3-

                        (c) Annex A includes all applications of Seller on behalf of the Station or with respect to the FCC Licenses now pending before the FCC.

    This opinion is delivered solely to you and is solely for your benefit in connection with the above transaction. This opinion may not be quoted or relied upon for any purpose by any person other than the addressee hereof.

                                            Very truly yours,

                                            LEVENTHAL, SENTER & LERMAN

                                            By:
                                               --------------------------
                                                      A Partner

                    SCHEDULE 1.2(A) - GOVERNMENTAL LICENSES
                    ---------------------------------------

(All licenses expire 10/1/97)

KOOL(AM)                                     Main Station License

Emergency Broadcast System Authorization

WLD-961                                      Aural STL License

WLE-696                                      Aural STL License

KA-35291                                     Remote Pickup Mobile

                    SCHEDULE 1.2,(B) - LEASED REAL PROPERTY
                    ---------------------------------------

1. Ground Lease dated January 11, 1991 by and between Johnaquille J. Hegel and Adams Radio of Phoenix, Inc., as assigned to Compass Radio of Phoenix, Inc., as assigned to Par Broadcasting, Inc., as assigned to Radio 94 of Phoenix Limited Partnership (AM Tower Site - Pinnacle Peak).

2. Ground Lease dated October 4, 1995 by and between Johnaquille J. Hegel and Compass Radio of Phoenix, Inc., as assigned to Par Broadcasting, Inc., as assigned to Radio 94 of Phoenix Limited Partnership (AM Tower Site - Pinnacle Peak).

3. Lease Agreement dated September 12, 1988 by and between Shamrock Broadcasting, Inc. and Adams Radio of Phoenix, Inc., as assigned to Compass Radio of Phoenix, Inc., as assigned to Par Broadcasting, Inc., as assigned to Radio 94 of Phoenix Limited Partnership (AM STL Tower - Shaw Butte).

4. Agreement of Sublease dated March 29, 1996 by and between Compass Radio of Phoenix, as assigned to Par Broadcasting, Inc., as assigned to Radio 94 of Phoenix Limited Partnership, and CRC Broadcasting Co. (Sublease for AM Tower
    Site).

                 SCHEDULE 1.2(C) - TANGIBLE PERSONAL PROPERTY
                 --------------------------------------------

                           [see list attached hereto]

                       SCHEDULE 1.2(c) PERSONAL PROPERTY

              EQUIPMENT DESCRIPTION                 AMOUNT / SO. FT.
              ---------------------                 ----------------

TRANSMISSION EQUIPMENT
----------------------
Transmitter, Harris SX-5B Solid State AM                                   1
Exciter, Harris STX-1 AM stereo                                            1
Harris 4 tower directional phasor, antenna tuning units, TX lines          1
and conduit
Audio processing system CRLAM Stereo (main)                                1
CRL AM stereo Matrix processor SMP-900                                     1
CRL AM stereo Matrix processor SMP-950                                     1
CRL SGC-800 Stereo 4 Band AGC                                              1
Broadcast Electronics BE AS-10AM stereo modulation monitor                 1
Moseley MRC-1620 transmitter remote control unit                           1
Potomac Instruments tower lights monitor                                   1
STL Receiver. Moseley PCL-505C                                             2
Transfer switch. Moseley STL Receiver                                      1
Modem, Hayes 2400 Baud                                                     1
Antenna Monitor, Potomac Instruments AM-9 4 Tower                          1
Stereo Demod/AM stereo audio, Belar FMS-1                                  1

Tower / Antenna
---------------
Towers, Utility model 380-256-ft Guyed w/ground systems                    4

Furniture, Fixtures & Equipment
-------------------------------
Desk                                                                       1
Chair, Desk                                                                1
Shelving unit, 8x6 metal storage                                           1
Bench, homemade wood test                                                  1

Test Equipment
--------------
Operating inpedence bridge, Delta OIB-1                                    1
Potomac Instrument FIM-41 AM Field Strength Meter                          1
Multimeter, Simpson 260                                                    1

BUILDINGS
---------
32x32 cinder block 1/asphalt shingles and wood truss roof              1,024

Improvements to Buildings & Land
--------------------------------
6-ft high chain link fencing W 1-ft barb wire                            930
Perimeter fence around entire AM tower site                                1

                       SCHEDULE 1.2(C) PERSONAL PROPERTY

                EQUIPMENT DESCRIPTION                       AMOUNT / SQ. FT.
                ---------------------                       ----------------

MICROWAVE & ELECTRONICS
-----------------------
Antenna, Anixter/Mark P48GRN 4-ft Grid Dish-Horizontal        1
STL TX, Moseley PCL-505C                                      1
Antenna, 6-ft STL 950MHZ Grid Dish-Horizontal                 1
Spare Parts Kit, Harris SX-5B                                 1
Spare Parts, 1-Lot                                            1
Air Conditioning Units, Carrier 5-Ton (Model 40QB060310)      2

                 SCHEDULE 1.2(C) - TANGIBLE PERSONAL PROPERTY
                 --------------------------------------------

   The Tangible Personal Property shall include the following assets and the assets on the list attached hereto:

              Audio Console Pacific Recorders BMX-14
              CD Players, Denon DN-950FA
              386SX-16 PC, Automatic Transmitter Control System (connected to Moseley 1620)
              APC BackUPS 250, for Moseley 1620 and PCController
              Audio DA's, Videoquip 210
              Reel to Reel Recorder Otari 5050B
              Monitoramp, Crown D-75 Stereo
              Otari, Remote Control Head for 5050B
              Microphone Electrovoice EV-RE-20
              Loudspeakers JFL 4311 Monitor
              Cassette Deck, Tascam 112

                          SCHEDULE 1.2(D) - CONTRACTS
                          ---------------------------

                                      None

                        SCHEDULE 6.4 - BUYER'S CONSENTS
                        -------------------------------

                          [to be completed by Buyer]

                        SCHEDULE 7.3 - SELLER'S CONSENTS
                        --------------------------------

Consent under Loan Agreement dated as of December 27, 1995, as amended by the First Amendment to Loan Agreement dated as of April 2, 1996, by and among Classical Acquisition Limited Partnership, Radio 100 of Maryland Limited Partnership, Radio 100 Limited Partnership, Radio 570 Limited Partnership, and Radio 94 of phoenix Limited Partnership, as the Borrowers, Society National Bank, as Managing Agent, the First National Bank of Boston, as Co-Managing Agent, and the Financial Institutions listed therein.

                      SCHEDULE 7.7 - SELLER'S LITIGATION
                      ----------------------------------

                                      None